SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 24, 2007
(Date of Earliest Event Reported)

HAMMONDS INDUSTRIES, INC.
(Exact Name Of Registrant As Specified In Its Charter)

Nevada	0-50912	88-0225318
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Cien Street, Suite 235, Kemah, TX		77565-3077
(Address of Principal Executive Offices)		(ZIP Code)

 Registrant's Telephone Number, Including Area Code: (281) 334-9479

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On July 30, 2007, the Company's board of directors elected John W. Stump, III as a director to serve as the Company's independent director.

Since April 2007, Mr. Stump has been a director of the Company's parent, American International Industries, Inc. ("AIII"), and was appointed as Chairman of AIII's audit committee. Mr. Stump had previously served as a director of AIII and served as chairman of AIII's audit committee from February 2004 through December 2004. Mr. Stump also served as Chief Financial Officer of AIII from August 1998 through October 2003. Mr. Stump has served as the Controller for Lifechek, Inc., a major retail pharmacy chain since October 2005. Mr. Stump is a Certified Public Accountant and has over twenty-five years of experience in financial and accounting management, SEC compliance and disclosure services for public reporting companies.

In connection with the election of Mr. Stump to the Company's board of directors, the Company accepted the resignation of Sherry Couturier as a director. Ms. Couturier was appointed as the Company's Chief Financial Officer and was elected as a director, both effective on June 1, 2007. Ms. Couturier continues to serve as the Company's Chief Financial Officer and Vice President. Since August 2006, Ms. Couturier served as AIII's accounting manager. Ms. Couturier resigned as a director so that she can devote her professional time to serving as Chief Financial Officer and Vice President of the Company and AIII. Ms. Couturier has a B.S. degree in Accounting from the University of Alabama and has been a Certified Public Accountant since 1986. Prior to joining the Company in August 2006, Ms. Couturier had worked for El Paso Corporation for 14 years in various supervisory capacities in the accounting departments.

The Company's board of directors is composed of Daniel Dror, Chairman, Carl Hammonds and John W. Stump, III, who is an independent director. Effective June 1, 2007, Mr. Dror was appointed as the Company's Chief Executive Officer.

ITEM 8.01 OTHER EVENTS

On July 24, 2007, the Company and Vision Opportunity Master Fund, Ltd., an institutional investor ("VOMF"), entered into an agreement pursuant to which VOMF agreed to waive accrued dividends on the Company's Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, sold to VOMF in August 2006 and September 2006, respectively. The accrued dividends on the shares of Series A Convertible Preferred Stock during the period from August 2006 through June 30, 2007 was $105,260 and the accrued dividends on the shares of Series B Convertible Preferred Stock during the period from September 2006 through June 30, 2007 was $45,164. The agreement also provides that commencing July 1, 2007, dividends payable on the Series A and Series B Convertible Preferred Stock may be paid, at the Company's option, in cash or in restricted shares of common stock.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) The following documents are filed as exhibits to this report on Form 8-k or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
17	Letter of resignation dated July 30, 2007, filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hammonds Industries, Inc.
By: /s/ Daniel Dror, Chief Executive Officer

Date: July 31, 2007